EXHIBIT 99.1

FOR IMMEDIATE RELEASE

May 15, 2023

Twin Vee Powercats Co. Reports a 51% Increase in Revenue for the Three Months Ended March 31, 2023

FORT PIERCE, FLORIDA, May 15, 2023 – Twin Vee PowerCats Co. (Nasdaq: VEEE) (“Twin Vee” or the “Company”), a designer, manufacturer and distributor of recreational and commercial, off-shore power catamaran boats, today reported operational highlights and financial results for the three months ended March 31, 2023.

We are pleased to report a 51% increase in net revenue for the three months ended March 31, 2023 to $8.9 million compared to $5.9 million in the same period in 2022, and net income of $181 thousand for our gas powered boats reportable segment for the three months ended March 31, 2023, compared to a net loss of $626 thousand for the same period in 2022. The total net loss of $1.8 million for the three months ended March 31, 2023 is a direct reflection of Twin Vee’s majority ownership in Forza X1, Inc. (Nasdaq: FRZA), the electric boat company in which we own a majority stake and Twin Vee’s requirement to file consolidated financial statements in accordance to GAAP accounting policy. Twin Vee, net of Forza X1, had cash, cash equivalents, restricted cash and marketable securities of approximately $12.6 million as of March 31, 2023.

We have made great progress in expanding the Twin Vee model lineup and our product offerings, we feel confident that our newly announced Aquasport mono-hull boat brand will continue our ability to scale our overall business and grow our brands. As we continue to watch market conditions, dealer inventory levels and economic indicators that might affect our business, our goal is to streamline inventory levels and tighten production costs.

First Quarter 2023 Financial Highlights:

●	Revenue for the three months ended March 31, 2023 was approximately $8,877,000, representing a 51% increase compared to approximately $5,886,000 for the three months ended March 31, 2022.

●	Gross profit for the three months ended March 31, 2023 was approximately $3,222,000 compared to a gross profit of approximately $2,434,000 for the three months ended March 31, 2022.

●	Net income from operations of the Company’s core business, gas-powered boats, was approximately $182,000 for the three months ended March 31,2023.

●	Forza X1, the electric boat entity, in which the Company is a majority shareholder, incurred a net loss of approximately $2,005,000, for the three months ended March 31, 2023.

●	Fix My Boat, the Company’s franchise business, had a loss of approximately $5,000, for the three months ended March 31, 2023.

●	Adjusted net loss for the three months ended March 31, 2023, which excludes non-cash charges, was approximately $1,347,000. Adjusted net income are non-GAAP measures. See below for an explanation and reconciliation of these non-GAAP measures.

●	Adjusted net income for the Company’s core business, gas powered boats, was approximately $265,000. Adjusted net income are non-GAAP measures. See below for an explanation and reconciliation of these non-GAAP measures.

●	Twin Vee’s consolidated cash, cash equivalents, restricted cash and marketable securities were approximately $23,457,000 on March 31, 2023. Forza’s cash, cash equivalents, restricted cash and marketable securities were approximately $10,683,000 on March 31, 2023. Twin Vee’s, the core business, gas powered boats had cash, cash equivalents, restricted cash and marketable securities of approximately $12,643,000 on March 31, 2023. Fix My Boat’s cash, cash equivalent, restricted cash and marketable securities were approximately $132,000.

●	Twin Vee’s consolidated total asset value was approximately $36,896,000 on March 31, 2023. Forza’s total asset value was approximately $12,392,000 on March 31, 2023. Twin Vee’s, the core business, gas powered boats had a total asset value of approximately $24,372,000 on March 31, 2023. Fix My Boat’s total asset value was approximately $131,000.

●	The Company’s core business, gas powered boats, increased its total asset value by approximately $325,000, for the three months ended March 31, 2023 as compared to the three months ended March 31, 2022.

●	Forza’s total asset value decreased by approximately $1,660,000, For the three months ended March 31, 2023.

Conference Call

Joseph Visconti, CEO and President will hold a conference call today, Monday, May 15, 2023, at 12:00 p.m. (Eastern). To listen to the conference call, interested parties should dial-in 1-877-407-3982 and use Conference ID 13738651. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Twin Vee conference call.

The conference call will also be available through a live audio webcast that can be accessed at the LINK HERE.

The Company’s complete financial statements are being filed today with the Securities and Exchange Commission and can be accessed via https://ir.twinvee.com/sec-filings.

About Twin Vee PowerCats Co.

Twin Vee is a designer, manufacturer, distributer, and marketer of power sport catamaran boats. The Company is located in Fort Pierce, Florida and has been building and selling boats for nearly 30 years. Learn more at twinvee.com. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™”.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding continuing the Company’s ability to scale its overall business and grow our brands and streamlining inventory levels and tightening production costs.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to continue to streamline inventory levels and tighten production costs, the Company’s ability to scale its overall business and grow our brands and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

Glenn Sonoda
investor@twinvee.com

SOURCE: Twin Vee PowerCats Co.

(Tables Follow)

	March 31,	December 31,
	2023	2022	Change	% Change
Cash and cash equivalents	$21,022,515	$23,501,007	$(2,478,492)	(10.5%)
Marketable securities	$2,434,551	$2,927,518	$(492,967)	(16.8%)
Current assets	$28,555,019	$29,887,529	$(1,332,510)	(4.5%)
Current liabilities	$3,854,142	$3,791,063	$63,079	1.7%
Working capital	$24,700,877	$26,096,466	$(1,395,589)	(5.3%)

	March 31,	December 31,
Balance Sheet Data:	2023	2022	Change	% Change
Cash	$21,022,515	$23,501,007	$(2,478,492)	(11%)
Total assets	$36,895,728	$38,231,480	$(1,335,752)	(3%)
Total liabilities	$5,220,340	$5,210,591	$9,749	0%
Stockholder’s equity	$27,751,926	$28,435,734	$(683,808)	(2%)

	Three Months Ended
	March 31,
	2023	2022	Change	% Change
Net sales	$8,877,215	$5,886,000	$2,991,215	51%
Cost of products sold	$5,655,385	$3,451,646	$2,203,739	64%
Gross profit	$3,221,830	$2,434,354	$787,476	32%
Operating expenses	$5,591,353	$3,482,507	$2,108,846	61%
Income from operations	$(2,369,523)	$(1,048,153)	$(1,321,370)	126%
Other expense	$(541,058)	$143,164	$(684,222)	(478%)
Net loss	$(1,828,465)	$(1,191,317)	$(637,148)	53%
Basic and dilutive loss per share of common stock	$(0.19)	$(0.17)	$(0.02)	13%
Weighted average number of shares of common stock outstanding	9,520,000	7,000,000

	Three Months Ended
	March 31,
	2021	2020	$ Change	% Change
Cash used in operating activities	$(2,232,650)	$(1,149,673)	$(1,082,977)	94%
Cash used in investing activities	$(243,007)	$(647,855)	$404,848	(62%)
Cash used in financing activities	$(2,835)	$(116,394)	$113,559	(98%)
Net Change in Cash	$(2,478,492)	$(1,913,922)	$(564,570)	29%

The following table shows information by reportable segments for the three months ended March 31,2023 and 2022:

For the three months ended March 31, 2023	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$8,877,215	$—	$—	$8,877,215
Cost of products sold	5,605,444	—	49,941	5,655,385
Operating expense	3,510,423	1,121	2,079,809	5,591,353
Income (loss) from operations	(238,652)	(1,121)	(2,129,750)	(2,369,523)
Other income (expense)	420,501	(4,062)	124,619	541,058
Net income (loss)	$181,849	$(5,183)	$(2,005,131)	$(1,828,465)

For the Three Months Ended March 31, 2022	Gas-Powered Boats	Franchise	Electric Boat and Development	Total
Net sales	$5,887,032	$(1,032)	$—	$5,886,000
Cost of products sold	3,439,541	1,027	11,078	3,451,646
Operating expense	2,953,616	26,255	502,636	3,482,507
Income (loss) from operations	(506,125)	(28,314)	(513,714)	(1,048,153)
Other expense	(120,353)	(22,234)	(577)	(143,164)
Net loss	$(626,478)	$(50,548)	$(514,291)	$(1,191,317)

Non-GAAP Financial Measures

We have presented a supplemental non-GAAP financial measure in this earnings release. We believe that this supplemental information is useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods. Adjusted Net Loss is a non-GAAP financial measure which excludes certain non-cash expenses. Our executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the company.

Below is a reconciliation of Adjusted Net income to GAAP net (loss) income for the three months ended March 31, 2023 and 2022:

	Three Months Ended
	March 31,
	2023	2022
Net sales	$8,877,215	$5,886,000
Cost of products sold	$5,655,385	$3,451,646
Gross profit	$3,221,830	$2,434,354
Operating expenses	$5,591,353	$3,482,507
Income from operations	$(2,369,523)	$(1,048,153)
Other expense	$(541,058)	$143,164
Net (loss)	$(1,828,465)	$(1,191,317)
Basic and dilutive loss per share of common stock	$(0.19)	$(0.17)
Weighted average number of shares of common stock outstanding	9,520,000	7,000,000

	Adjusted Net Loss
	Three Months Ended
	March 31,
	2023	2022
Net loss	$(1,828,465)	$(1,191,317)
Stock based compensation	482,964	224,832
Loss on disposal of assets	—	18,408
Depreciation and amortization	218,276	80,092
Change of right-of-use asset and lease liabilities	118,206	93,106
Net change in marketable securities	(8,034)	85,538
Government grant income	(329,573)	—
Adjusted net (loss)	$(1,346,626)	$(689,341)

	Gas-Powered Boats		Fix My Boat		Electric Boat and Development
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2023	2022	2023	2022	2023	2022
Net loss	$181,849	$(626,478)	$(5,183)	$(50,548)	$(2,005,131)	$(514,291)
Stock based compensation	141,801	224,832	—	—	341,163	—
Impairment loss	—	—	—	—	—	—
Loss on disposal of assets	—	—	—	18,408	—	—
Depreciation and amortization	182,580	76,884	—	—	35,696	3,208
Gain from government grant	—	—	—	—	—	—
Change of right-of-use asset and lease liabilities	96,795	93,106	—	—	21,411	—
Net change in marketable securities	(8,034)	85,538	—	—	—	—
Government grant income	(329,573)	—	—	—	—	—
Adjusted net income (loss)	$265,418	$(146,118)	$(5,183)	$(32,140)	$(1,606,861)	$(511,083)